UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 23, 2025

Universal Security Instruments, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-31747	52-0898545
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

11407 Cronhill Drive, Suite A

Owings Mills, MD 21117

(Address of Principal Executive Offices and Zip Code)

(410) 363-3000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	UUU	NYSE MKT LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On January 23, 2025, Universal Security Instruments, Inc. (the “Company”) called to order the Special Meeting of Shareholders (the “Special Meeting”) in accordance with the notice of Special Meeting and the Proxy Statement (the “Proxy Statement”) dated December 27, 2024 filed with the Securities and Exchange Commission (the “SEC”) and sent to shareholders of record as of December 19, 2024.

Of the 2,312,787 shares entitled to notice of and to vote at the Special Meeting, 1,649,857 shares (or 71.3% of the total outstanding shares) were represented at the Special Meeting. Accordingly, a quorum was present.

The Chairman of the meeting opened the Special Meeting by calling for a vote on the proposal (the “Adjournment Proposal”) to grant discretionary authority to the Company’s Board of Directors to adjourn the Special Meeting, even if a quorum is present, to solicit additional proxies in the event that there are insufficient shares present virtually or represented by proxy voting in favor of either the Asset Sale Proposal or the Dissolution Proposal (as defined and described in the Proxy Statement).

The Adjournment Proposal was approved by a vote of 1,174,449 shares of Common Stock in favor, and no more than 319,629 shares voted against or abstaining from the Adjournment Proposal, thus constituting approval by more than a majority of the shares of Common Stock represented in person or by proxy at the Special Meeting and entitled to vote on the Adjournment Proposal.

As authorized by the Company’s Board of Directors, the Chairman then adjourned the Special Meeting without opening the polls on the other proposals that were scheduled to be submitted to a vote of the Company’s shareholders at the Special Meeting. The Special Meeting was adjourned until March 6, 2025 at 10:00 a.m., Eastern Time in order to allow the Company to solicit additional proxies with respect to the proposals set forth in the Proxy Statement.

The Special Meeting will be reconvened on March 6, 2025 at the offices of the Company to vote on the proposals described in the Proxy Statement.

Shareholders will be able to attend and vote at the reconvened Special Meeting using the same process in place for the originally scheduled Special Meeting on January 23, 2025, the details of which are set forth in the Proxy Statement. The Company does not intend to change the record date for the Special Meeting. Accordingly, only shareholders of record at the close of business on December 19, 2024 will be entitled to vote at the reconvened Special Meeting.

Shareholders of the Company who have previously submitted their proxy or otherwise voted and who do not wish to change their vote do not need to take any action. Until the Special Meeting is reconvened on March 6, 2025, the Company will continue to solicit proxies from its shareholders with respect to the proposals set forth in the Proxy Statement.

No changes have been made in the proposals to be voted on by the shareholders at the Special Meeting. The Company strongly encourages all of its shareholders to read the Proxy Statement and other proxy materials relating to the Special Meeting, which are available free of charge on the SEC’s website at www.sec.gov

This Current Report on Form 8-K may be deemed to be solicitation material in respect of the solicitation of proxies from shareholders for the Special Meeting. BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) CAREFULLY AND IN ITS ENTIRETY BECAUSE IT CONTAINS IMPORTANT INFORMATION ABOUT THE MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL SECURITY INSTRUMENTS, INC.
(Registrant)

Date: January 23, 2025	By:	/s/ Harvey B. Grossblatt
Harvey B. Grossblatt
President